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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-121206 on Form S-3 of our report dated March 15, 2005, relating to the financial statements of Focus Enhancements, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Focus Enhancements, Inc. for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

San Jose, California
March 15, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM